Exhibit 99(c)

Unaudited Pro Forma Condensed Consolidated Financial Information

On July 31, 2007, Cleveland-Cliffs Inc (the “Company” or “Cliffs”) completed its acquisition of PinnOak Resources, LLC and Subsidiaries (“PinnOak”) pursuant to the Unit Purchase Agreement, dated as of June 14, 2007, by and among the Company and PinnOak, the Regent Investment Company, L.P., Questor Partners Fund II, L.P., Questor Side-by-Side Partners II, L.P., Questor Side-by-Side Partners II 3(c)1, L.P., Questor Partners Fund II AIV-1, LLC, Questor General Partner II, L.P., and PinnOak Resources Employee Equity Incentive Plan, LLC. PinnOak is a domestic producer of high-quality metallurgical coal. The purchase price of PinnOak was $450 million in cash, of which $108.4 million is deferred until December 31, 2009, plus the assumption of approximately $160 million in debt, which was repaid at closing. The purchase agreement includes a contingent earn-out, which ranges from $0 to approximately $300 million dependent upon PinnOak’s performance in 2008 and 2009. The earn-out, if any, would be payable in 2010 and treated as additional purchase price.

A portion of the purchase price for the acquisition of PinnOak was financed through the Company’s Credit Agreement, dated July 26, 2007, by and among the Company, Bank of America, N.A., as Administrative Agent and Letter of Credit Issuer, and the other lenders party thereto (the “Credit Agreement”). Certain of the lenders and other parties under the Credit Agreement are lenders, agents and parties under the Company’s $500 million Multicurrency Credit Agreement, and they and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The following unaudited pro forma condensed consolidated financial information has been prepared to give effect to the Company’s acquisition of PinnOak using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial information. This unaudited pro forma condensed consolidated financial information was prepared as if the acquisition had been completed as of January 1, 2006 with respect to the consolidated statements of operations, and as of June 30, 2007 with respect to the consolidated balance sheet.

The unaudited pro forma condensed consolidated financial information is based upon the respective historical financial statements of Cliffs and PinnOak. This unaudited pro forma condensed consolidated financial information should be read in conjunction with: (1) the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed on August 3, 2007; (2) the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed on May 25, 2007; (3) PinnOak’s financial statements as of and for the year ended December 31, 2006 and as of June 30, 2007 and for the six months ended June 30, 2007 and June 30, 2006, included in this Form 8-K/A as Exhibit 99(b); and (4) the accompanying notes to the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information includes adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of PinnOak. The purchase price allocation presented herein is preliminary; final allocation of the purchase price will be based upon the results of third party valuations, which are currently in process but not yet completed. Accordingly, final purchase accounting adjustments may differ from the pro forma adjustments presented herein.

The unaudited pro forma condensed consolidated financial information is intended for informational purposes only and, in the opinion of management, is not necessarily indicative of the financial position or results of operations of the Company had the acquisition actually been effected as of the dates indicated, nor is it indicative of the Company’s future financial position or results of operations. The unaudited pro forma condensed consolidated financial information does not include potential cost savings from operating efficiencies or synergies that may result from the acquisition.

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS OF JUNE 30, 2007

	(In Millions)
	CLEVELAND- CLIFFS HISTORICAL	PINNOAK HISTORICAL	PRO FORMA ADJUSTMENTS			PRO FORMA CONSOLIDATED
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$129.3	$1.6	$			$130.9
Restricted cash		.2				.2
Trade accounts receivable - net	45.3	45.0				90.3
Receivables from associated companies	26.1					26.1
Product inventories	309.3	15.3		.8	a	325.4
Work in process inventories	61.5	.9				62.4
Supplies and other inventories	73.4					73.4
Deferred and refundable taxes	16.0					16.0
Derivative asset	48.2					48.2
Other	65.6	21.8		(12.4)	b	75.0

TOTAL CURRENT ASSETS	774.7	84.8		(11.6)		847.9
PROPERTIES	1,191.2	153.5		590.0	c	1,934.7
Allowances for depreciation and depletion	(268.1)	(46.4)		46.4	d	(268.1)

NET PROPERTIES	923.1	107.1		636.4		1,666.6
OTHER ASSETS
Long-term receivables	40.9					40.9
Prepaid pensions - salaried	2.1					2.1
Deferred income taxes	104.7			(37.0)	e	67.7
Deposits and miscellaneous	85.9	7.8		(2.2)	f	91.5
Investment in ventures	230.7					230.7
Marketable securities	58.9					58.9

TOTAL OTHER ASSETS	523.2	7.8		(39.2)		491.8

TOTAL ASSETS	$2,221.0	$199.7		$585.6		$3,006.3

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$114.1	$32.5	$.8	b	$147.4
Accrued employment costs	44.0	5.4	.1	b	49.5
Other postretirement benefits	18.2				18.2
Accrued expenses	38.4	5.2	(1.3)	b	42.3
Income taxes payable	16.8				16.8
State and local taxes payable	25.7	5.2			30.9
Environmental and mine closure obligations	7.8				7.8
Payables to associated companies	1.8				1.8
Deferred revenue	37.0				37.0
Other	18.8				18.8

TOTAL CURRENT LIABILITIES	322.6	48.3	(.4)		370.5
REVOLVING DEBT		41.0	(36.5)	g	4.5
PENSION OBLIGATIONS	141.3				141.3
OTHER POSTRETIREMENT BENEFITS	128.7	10.7	(1.0)	h	138.4
ENVIRONMENTAL AND MINE CLOSURE OBLIGATIONS	98.7	17.1	2.7	i	118.5
DEFERRED INCOME TAXES	129.0				129.0
LONG-TERM DEBT		121.9	383.6	g	505.5
REVOLVING CREDIT FACILITY	125.0				125.0
CONTINGENT CONSIDERATION			100.0	j	100.0
OTHER LIABILITIES	82.8	52.2	45.7	k	180.7

TOTAL LIABILITIES	1,028.1	291.2	494.1		1,813.4
MINORITY INTEREST	120.5				120.5
3.25% REDEEMABLE CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK - ISSUED 172,500 SHARES	172.3				172.3
SHAREHOLDERS’ EQUITY
Common shares - par value $.25 a share Authorized - 112,000,000 shares; Issued - 67,311,764 shares	16.8				16.8
Capital in excess of par value of shares	101.3	(186.8)	186.8	l	101.3
Retained earnings	1,177.1	95.3	(95.3)	l	1,177.1
Cost of 26,291,653 common shares in treasury	(283.2)				(283.2)
Accumulated other comprehensive loss	(111.9)				(111.9)

TOTAL SHAREHOLDERS’ EQUITY	900.1	(91.5)	91.5		900.1

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,221.0	$199.7	$585.6		$3,006.3

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2007

	(In Millions)
	CLEVELAND- CLIFFS HISTORICAL	PINNOAK HISTORICAL	PRO FORMA ADJUSTMENTS			PRO FORMA CONSOLIDATED
REVENUES FROM PRODUCT SALES AND SERVICES
Product sales	$740.8	$120.9	$			$861.7
Freight and venture partners’ cost reimbursements	132.3	7.8				140.1

	873.1	128.7				1,001.8
COST OF GOODS SOLD AND OPERATING EXPENSES	(681.7)	(106.2)		(13.4)	m	(801.3)

SALES MARGIN	191.4	22.5		(13.4)		200.5
OTHER OPERATING INCOME (EXPENSE)
Casualty recoveries	3.2					3.2
Royalties and management fee revenue	6.2	1.9				8.1
Administrative, selling and general expenses	(32.9)	(7.5)				(40.4)
Miscellaneous - net	(7.1)					(7.1)

	(30.6)	(5.6)				(36.2)

OPERATING INCOME (LOSS)	160.8	16.9		(13.4)		164.3
OTHER INCOME (EXPENSE)
Interest income	9.9	.5				10.4
Interest expense	(3.1)	(7.4)		(7.9)	n	(18.4)
Other - net	.1	.8				.9

	6.9	(6.1)		(7.9)		(7.1)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	167.7	10.8		(21.3)		157.2
INCOME TAX (EXPENSE) BENEFIT	(39.3)			4.4	o	(34.9)
MINORITY INTEREST (net of tax)	(9.0)					(9.0)

INCOME (LOSS) FROM CONTINUING OPERATIONS	119.4	10.8		(16.9)		113.3
PREFERRED STOCK DIVIDENDS	(2.8)					(2.8)

INCOME (LOSS) FROM CONTINUING OPERATIONS APPLICABLE TO COMMON SHARES	$116.6	$10.8		$(16.9)		$110.5

EARNINGS PER COMMON SHARE - BASIC
Continuing operations	$2.87					$2.72
EARNINGS PER COMMON SHARE - DILUTED
Continuing operations	$2.29					$2.17

WEIGHTED AVERAGE NUMBER OF SHARES (IN THOUSANDS)
Basic	40,690					40,690
Diluted	52,254					52,254

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2006

	(In Millions)
	CLEVELAND- CLIFFS HISTORICAL	PINNOAK HISTORICAL	PRO FORMA ADJUSTMENTS			PRO FORMA CONSOLIDATED
REVENUES FROM PRODUCT SALES AND SERVICES
Product sales	$1,669.1	$239.8	$			$1,908.9
Freight and venture partners’ cost reimbursements	252.6	9.9				262.5

	1,921.7	249.7				2,171.4
COST OF GOODS SOLD AND OPERATING EXPENSES	(1,507.7)	(240.5)		(30.0)	p	(1,778.2)

SALES MARGIN	414.0	9.2		(30.0)		393.2
OTHER OPERATING INCOME (EXPENSE)
Casualty recoveries		15.2				15.2
Royalties and management fee revenue	11.7	5.1				16.8
Administrative, selling and general expenses	(54.6)	(13.8)				(68.4)
Customer bankruptcy recoveries	4.0					4.0
Miscellaneous - net	(9.4)					(9.4)

	(48.3)	6.5				(41.8)

OPERATING INCOME (LOSS)	365.7	15.7		(30.0)		351.4
OTHER INCOME (EXPENSE)
Gain on sale of assets	9.1					9.1
Interest income	17.2	1.0				18.2
Interest expense	(3.6)	(11.7)		(18.6)	q	(33.9)
Other - net	(.6)	(.5)				(1.1)

	22.1	(11.2)		(18.6)		(7.7)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	387.8	4.5		(48.6)		343.7
INCOME TAX (EXPENSE) BENEFIT	(90.9)			17.9	o	(73.0)
MINORITY INTEREST (net of tax)	(17.1)					(17.1)

INCOME (LOSS) FROM CONTINUING OPERATIONS	279.8	4.5		(30.7)		253.6
PREFERRED STOCK DIVIDENDS	(5.6)					(5.6)

INCOME (LOSS) FROM CONTINUING OPERATIONS APPLICABLE TO COMMON SHARES	$274.2	$4.5		$(30.7)		$248.0

EARNINGS PER COMMON SHARE - BASIC
Continuing operations	$6.52					$5.89

EARNINGS PER COMMON SHARE - DILUTED
Continuing operations	$5.19					$4.71

WEIGHTED AVERAGE NUMBER OF SHARES (IN THOUSANDS)
Basic	42,072					42,072
Diluted	53,827					53,827

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

The unaudited pro forma condensed consolidated financial information included herein has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations; however management believes that the disclosures are adequate to make the information not misleading.

Note 1.  Basis of Presentation

On July 31, 2007, Cliffs completed the acquisition of 100 percent of PinnOak, a privately-owned United States producer of high-quality, low-volatile metallurgical coal. The purchase price of PinnOak was $450 million in cash, of which $108.4 million is deferred until December 31, 2009, plus the assumption of approximately $160 million in debt, which was repaid at closing. The purchase agreement includes a contingent earn-out, which ranges from $0 to approximately $300 million dependent upon PinnOak’s performance in 2008 and 2009. The earn-out, if any, would be payable in 2010 and treated as additional purchase price.

The acquisition was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS 141), whereby the total cost of the acquisition has been allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the effective date of the acquisition. The estimated purchase price allocation is preliminary and is subject to revision. A third party valuation of the assets acquired and liabilities assumed is being conducted, and the final allocation will be made when completed.

The unaudited pro forma condensed consolidated statement of financial position was prepared as if the acquisition occurred on June 30, 2007. The unaudited pro forma condensed consolidated statement of operations was prepared as if the acquisition occurred on January 1, 2006. These statements do not purport to represent what our financial position and results of operations would actually have been had the acquisition in fact occurred on such dates or to project our financial position or results of operations for any future period. Furthermore, the allocation of the purchase price is preliminary and subject to further revision.

Note 2.  Preliminary Purchase Price Allocation

The unaudited pro forma condensed consolidated financial information reflects an estimated total purchase price of $601.2 million (including the assumption of debt). Included in the purchase price is a deferred payment, due December 31, 2009, which has been discounted at six percent. The purchase price is summarized as follows:

In Millions
Cash (excluding debt repayment)	$341.6
Debt repayment	159.6
Deferred payment	93.7
Acquisition costs	6.3

Purchase price	$601.2

Under the purchase method of accounting, the total estimated purchase price will be allocated to assets acquired and liabilities assumed of PinnOak based upon their estimated fair values as of the date of acquisition. The following represents the preliminary allocation of the aggregate purchase price as of July 31, 2007:

In Millions
Assets
Current assets	$77.2
Property, plant and equipment	752.9
Other assets	3.6

Total assets	833.7

Liabilities
Current liabilities	61.3
Long-term liabilities	171.2

Total liabilities	232.5

Purchase price	$601.2

It is estimated that a significant portion of the purchase price will be allocated to coal mining reserves, which will be depleted on a units of production basis over the estimated reserve life. A final determination of fair values may differ materially from preliminary estimates and will include management’s consideration of a final valuation prepared by independent valuation specialists. Any final adjustments may change the allocation of purchase price, which could affect the fair values assigned to the assets acquired and liabilities assumed and could result in a change to the unaudited pro forma condensed consolidated financial information.

Note 3.  Pro Forma Adjustments

The pro forma adjustments to the unaudited pro forma condensed consolidated financial information are as follows:

(a)	Reflects the preliminary allocation of purchase price to coal inventory based on estimated sales price less costs to sell.
(b)	Reflects primarily the consolidation of Beard Pinnacle LLC due to the acquisition of a controlling interest in Beard Pinnacle LLC.
(c)	Reflects primarily the preliminary allocation of purchase price to coal mining reserves ($565 million), property plant and equipment ($60 million), re-setting of accumulated depreciation and the consolidation of Beard Pinnacle LLC ($14.4 million).
(d)	Reflects the re-setting of accumulated depreciation to zero.
(e)	Reflects the incremental deferred tax liability, which consists primarily of liabilities associated with the acquired identifiable tangible assets.
(f)	Reflects net write-off of debt issuance costs.
(g)	Reflects the net of the retirement of PinnOak’s long-term debt and $505.5 million of borrowings under the Company’s multi-currency agreement.
(h)	Reflects the adjustment to PinnOak’s postretirement obligations resulting from the realization of gains and losses.
(i)	Reflects the adjustment to PinnOak’s asset retirement obligation utilizing a credit-adjusted risk free rate of six percent.
(j)	Reflects the excess of the preliminary allocation of excess fair value of acquired net assets over cost due to the contingent earn-out.
(k)

Reflects primarily the deferred purchase payment due December 31, 2009, discounted at six percent ($93.7 million) and the elimination of the deferred royalty liability accounted for as a financing ($48.9 million) which was established at the time of PinnOak’s asset purchase agreement with United States Steel in 2003.

(l)	Reflects elimination of PinnOak’s equity as a result of purchase accounting.
(m)

Reflects primarily depletion amortization costs incurred related to the allocation of purchase price to coal mining reserves amortized on a units of production basis ($7.4 million) and the amortization of additional purchase price allocated to property, plant and equipment ($6.0 million).

(n)

Reflects interest expense on the borrowings under the Company’s multi-currency credit facility used to acquire PinnOak assuming interest at 6.08 percent ($15.4 million) partially offset by the pro forma reduction of PinnOak interest expense ($7.3 million) and the net write-off of debt issuance costs ($.2 million).

(o)

Reflects the tax impact of the pro forma adjustments as well as the tax impact of PinnOak historical results since pre-acquisition PinnOak was a flow-through limited liability company that recorded no income tax expense.

(p)

Reflects primarily depletion amortization costs incurred related to the allocation of purchase price to coal mining reserves amortized on a units of production basis ($17.2 million), the amortization of additional purchase price allocated to property, plant and equipment ($12.0 million), and the recognition of coal inventory basis adjustment costs ($.3 million).

(q)

Reflects interest expense on the borrowings under the Company’s multi-currency credit facility used to acquire PinnOak ($30.7 million) partially offset by the pro forma reduction of PinnOak interest expense ($11.7 million) and the net write-off of debt issuance costs ($.4 million).